UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2008

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive, North Reading, MA	01864
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 370-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 23, 2008, Teradyne, Inc. (“Teradyne”) issued a press release regarding its financial results for the fourth quarter and fiscal year ended December 31, 2007. Teradyne’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Compensation – 2008 Variable Compensation Factors

On January 21-22, 2008, the Compensation Committee and the Board of Directors of Teradyne approved the specific performance criteria and the variable compensation factors for variable compensation awards to be issued for the 2008 fiscal year pursuant to the 2006 Equity and Cash Compensation Incentive Plan (the “2006 Plan”). Under the 2006 Plan, variable compensation awards may be paid to Teradyne’s executive officers and certain eligible senior employees each year based on certain performance criteria. Variable compensation awards are calculated based on a percentage of a participant’s base annual salary (also called “Variable Compensation Factors”). Variable Compensation Factors start at 5% for new participants and typically do not exceed 100%. In determining the payout amount of variable compensation awards for the 2008 fiscal year, the Compensation Committee will consider specific performance criteria, including, profitability, market share, new product goals, step function goals, key design-ins, other key milestones, growth, return on net assets, executable strategy and organizational capability.

Item 8.01	Other Events.

On January 24, 2008, Teradyne issued a press release regarding the completion of its tender offer for Nextest Systems Corporation. Teradyne’s press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 23, 2008.

99.2	Press Release dated January 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: January 24, 2008	By:	/s/ Gregory R. Beecher
	Name:	Gregory R. Beecher
	Title:	V.P., Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated January 23, 2008.

99.2	Press Release dated January 24, 2008.